UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2012

TECUMSEH PRODUCTS COMPANY

(Exact name of registrant as specified in its charter)

Michigan	0-452	38-1093240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1136 Oak Valley Drive Ann Arbor, Michigan		48108
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (734) 585-9500

(not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Our Annual Meeting of Shareholders was held on April 25, 2012. At the Annual Meeting, James J. Connor, Kent B. Herrick, Steven J. Lebowski, Zachary E. Savas and Terence C. Seikel were elected as directors. The following table shows the votes cast for and withheld from each nominee’s election and the number of broker non-votes; there were no abstentions in connection with the director election:

	Number of	Number of	Number of Broker
Nominee	Votes For	Votes Withheld	Non-Votes
James J. Connor	3,128,534	1,031,399	803,344
Kent B. Herrick	3,689,762	470,171	803,344
Steven J. Lebowski	3,176,086	983,847	803,344
Zachary E. Savas	3,204,964	954,969	803,344
Terence C. Seikel	3,204,989	954,944	803,344

In addition, at the Annual Meeting, the shareholders ratified the appointment of the accounting firm of Grant Thornton LLP as our independent accountants for the year ending December 31, 2012. A total of 4,952,890 votes were cast for this proposal, 6,149 votes were cast against this proposal and 4,238 votes abstained on this proposal. There were no broker non-votes in connection with the ratification of the appointment of the accounting firm of Grant Thornton LLP as our independent accountants for the year ending December 31, 2012 at the Annual Meeting.

In addition, at the Annual Meeting, the shareholders approved (on an advisory basis) the compensation of our named executive officers. A total of 4,108,602 votes were cast for this proposal, 48,302 votes were cast against this proposal, 3,029 votes abstained on this proposal and there were 803,344 broker non-votes in connection with the approval (on an advisory basis) of the compensation of our named executive officers at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECUMSEH PRODUCTS COMPANY

Date: April 27, 2012	By:	/s/ James J. Connor
James J. Connor
President, Chief Executive Officer and Secretary

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